UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 11, 2018
(Date of earliest event reported)

STEVEN MADDEN, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 11, 2018, the Board of Directors of Steven Madden, Ltd. (the "Company") declared a 3-for-2 stock split, to be effected in the form of a stock dividend, on the Company's issued and outstanding common stock, par value $0.0001 (the "Common Stock"). As a result of the stock split, stockholders of record as of the close of business on October 1, 2018 (the "Record Date") will receive one additional share of Common Stock for every two shares of Common Stock held. Stockholders will receive cash in lieu of any fractional shares of Common Stock that they would otherwise have been entitled to receive in connection with the dividend. The price paid for fractional shares will be based on the closing price of the Common Stock on the Record Date, as reported by the Nasdaq Global Select Market. The dividend will be payable on or about October 11, 2018 to stockholders of record as of the Record Date.

On September 17, 2018, the Company issued a press release in which it announced the stock split. The full text of the press release containing the announcement of the stock split is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description

99.1	Press Release, dated September 17, 2018, issued by Steven Madden, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2018

STEVEN MADDEN, LTD.

By:	/s/ Arvind Dharia
Arvind Dharia
Chief Financial Officer